Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858-1649
FOR MORE INFORMATION CONTACT:
Trish Tomczak, Director of Marketing
Phone: 989-779-6333 Fax: 989-775-5501
Isabella Bank Corporation Announces First Quarter 2023 Earnings
Solid start to 2023; net income of $5.3 million
Mt. Pleasant, Michigan, April 20, 2023 — Isabella Bank Corporation (the “Corporation”) (OTCQX: ISBA) announced strong earnings results for the first quarter of 2023. The Corporation reported net income of $5.3 million and earnings per common share of $0.70, both substantial increases from the same period in 2022.
First Quarter 2023 Highlights:
•Net income increased 12% to $5.3 million, compared to first quarter 2022.
•Net interest income improved 14%, compared to first quarter 2022.
•Deposits grew more than $69 million, or 4%, from December 31, 2022.
•Shareholders earned a cash dividend of $0.28 per share, with an annualized dividend yield of 4.52%, as of March 31, 2023.
The Corporation’s significant growth in net interest income results largely from a combination of increased interest rates and growth in its loan portfolio. Those more than offset a climb in interest expense that accompanied a quarter of excellent growth in deposits.
“We are very pleased with our first quarter operating results,” said Jae A. Evans, President and Chief Executive Officer. “Isabella Bank's stability as a community bank and its already strong liquidity position were further enhanced in the quarter, in sharp contrast to challenges elsewhere in the banking sector.
“Isabella Bank's continued growth reflects our complete suite of financial products and services delivered by staff customers trust,” Evans said. “Significantly, we opened a full-service branch in Saginaw at the end of March — our fifth branch in Saginaw County. This growth in our footprint demonstrates our role and commitment to consumer and business customers as a prominent, independent community bank.”

Operating Results
Net income: Net income for first quarter 2023 was $5.3 million, compared to $4.7 million in the first quarter of 2022, increasing 12.4%. Earnings per common share were $0.70 for the first quarter of 2023, above the $0.63 reported for the same period in 2022.
Net interest income: Net interest income for first quarter 2023 increased $1.9 million, or 13.9%, compared to the same period in 2022. Rising rates on loans and investment securities led to a $3.8 million increase in gross interest income. However, the combination of continued growth in deposits and rising interest rates led to a $2.0 million increase in interest expense during the quarter.
Noninterest income and expenses: Noninterest income decreased $254,000 during the first quarter of 2023 compared to the same period in 2022. The decline was mainly driven by a $300,000 reduction in mortgage servicing rights, as rising interest rates have led to a decline in both the volume and balance of loans serviced. Noninterest expenses increased $878,000, primarily the result of increased compensation, professional services, and FDIC insurance expense.
Net yield on interest earning assets: The Corporation’s fully taxable equivalent net yield on interest earning assets was 3.22% for the first quarter of 2023, compared to 2.86% for the same period in 2022. The marked improvement is the result of the implementation of strategic programs focused on improving the net yield in a rising rate environment, which included a reduced reliance on higher-cost borrowed funds and brokered deposits.
Balance Sheet
Assets: Total assets were $2.1 billion and assets under management were $2.92 billion as of March 31, 2023. Managed assets includes loans sold and serviced of $259.5 million as well as $571.5 million in investment and trust assets managed by Isabella Wealth.
Loans: Loans outstanding as of March 31, 2023 totaled $1.3 billion. During the first quarter, gross loans increased $6.5 million primarily due to growth within the commercial and consumer portfolios. The adherence to strong underwriting standards continued to be reflected in the low levels of total past due and nonaccrual loans, which were $6.1 million, or 0.48% of total loans, at the end of the period.
Deposits: Total deposits increased $69.3 million, or 3.97%, since December 31, 2022, driven by growth in money market and CD accounts, in addition to new customer relationships.
Capital: The Bank is considered a “well-capitalized” institution, as its capital ratios exceeded the minimum designated requirements. As of March 31, 2023, the Bank’s Tier 1 Leverage Ratio was 9.25%, Tier 1 Capital Ratio was 13.73%, and Total Capital Ratio was 14.67%. The minimum requirements to be considered well capitalized are a Tier 1 Leverage Ratio of 5.0%, Tier 1 Capital Ratio of 8.0%, and Total Capital Ratio of 10.0%.

Dividend: During the first quarter of 2023, the Corporation paid a $0.28 per common share cash dividend. Based on the Corporation’s closing stock price of $24.80 as of March 31, 2023, the annualized cash dividend yield was 4.52%.
About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving the local banking needs of its customers and communities for 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services through Isabella Wealth. The Bank has locations throughout seven Mid-Michigan counties: Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Renmark Financial Communications, Inc. (www.renmarkfinancial.com).
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from the actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections titled “Risk Factors” and “Forward Looking Statements” set forth in Isabella Bank Corporation’s filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission’s Public Reference facilities and from its website at www.sec.gov.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	March 31 2023	December 31 2022
ASSETS
Cash and cash equivalents
Cash and demand deposits due from banks	$21,987	$27,420
Fed Funds sold and interest bearing balances due from banks	76,736	11,504
Total cash and cash equivalents	98,723	38,924
Available-for-sale securities, at fair value	568,650	580,481
Mortgage loans available-for-sale	171	379
Loans	1,270,651	1,264,173
Less allowance for credit losses	12,640	9,850
Net loans	1,258,011	1,254,323
Premises and equipment	26,304	25,553
Corporate owned life insurance policies	33,208	32,988
Equity securities without readily determinable fair values	15,746	15,746
Goodwill and other intangible assets	48,286	48,287
Accrued interest receivable and other assets	35,525	33,586
TOTAL ASSETS	$2,084,624	$2,030,267
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest bearing	$478,829	$494,346
Interest bearing demand deposits	383,602	372,155
Certificates of deposit under $250 and other savings	867,435	810,642
Certificates of deposit over $250	83,662	67,132
Total deposits	1,813,528	1,744,275
Borrowed funds
Federal funds purchased and repurchase agreements	31,995	57,771
Subordinated debt, net of unamortized issuance costs	29,267	29,245
Total borrowed funds	61,262	87,016
Accrued interest payable and other liabilities	16,501	12,766
Total liabilities	1,891,291	1,844,057
Shareholders’ equity
Common stock — no par value 15,000,000 shares authorized; issued and outstanding 7,540,015 shares (including 175,663 shares held in the Rabbi Trust) in 2023 and 7,559,421 shares (including 154,879 shares held in the Rabbi Trust) in 2022	127,717	128,651
Shares to be issued for deferred compensation obligations	5,344	5,005
Retained earnings	90,586	89,748
Accumulated other comprehensive income (loss)	(30,314)	(37,194)
Total shareholders’ equity	193,333	186,210
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,084,624	$2,030,267

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended March 31
	2023	2022
Interest income
Loans, including fees	$14,889	$12,378
Available-for-sale securities
Taxable	2,502	1,615
Nontaxable	718	660
Federal funds sold and other	486	109
Total interest income	18,595	14,762
Interest expense
Deposits	2,829	936
Borrowings
Federal funds purchased and repurchase agreements	149	9
Federal Home Loan Bank advances	—	72
Subordinated debt, net of unamortized issuance costs	266	266
Total interest expense	3,244	1,283
Net interest income	15,351	13,479
Provision for credit losses	41	37
Net interest income after provision for credit losses	15,310	13,442
Noninterest income
Service charges and fees	1,978	2,209
Wealth management fees	786	754
Earnings on corporate owned life insurance policies	226	210
Net gain on sale of mortgage loans	67	224
Other	236	150
Total noninterest income	3,293	3,547
Noninterest expenses
Compensation and benefits	6,589	6,074
Furniture and equipment	1,597	1,450
Occupancy	1,005	966
Other	3,007	2,830
Total noninterest expenses	12,198	11,320
Income before federal income tax expense	6,405	5,669
Federal income tax expense	1,084	935
NET INCOME	$5,321	$4,734
Earnings per common share
Basic	$0.70	$0.63
Diluted	$0.70	$0.62
Cash dividends per common share	$0.28	$0.27

AVERAGE BALANCES, INTEREST RATE, AND NET INTEREST INCOME (UNAUDITED)
(Dollars in thousands)
The following schedules present the daily average amount outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. These schedules also present an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Loans in nonaccrual status, for the purpose of the following computations, are included in the average loan balances. Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB) restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	March 31, 2023			March 31, 2022
	Average Balance	Tax Equivalent Interest	Average Yield / Rate	Average Balance	Tax Equivalent Interest	Average Yield / Rate
INTEREST EARNING ASSETS
Loans	$1,268,269	$14,889	4.70%	$1,235,788	$12,378	4.01%
Taxable investment securities	504,889	2,471	1.96%	421,503	1,615	1.53%
Nontaxable investment securities	106,240	1,021	3.84%	101,604	920	3.62%
Fed funds sold	17	—	4.50%	3	—	0.06%
Other	60,583	486	3.21%	163,353	109	0.27%
Total earning assets	1,939,998	18,867	3.89%	1,922,251	15,022	3.13%
NONEARNING ASSETS
Allowance for credit losses	(12,660)			(9,128)
Cash and demand deposits due from banks	25,039			26,839
Premises and equipment	25,864			24,461
Accrued income and other assets	71,063			102,805
Total assets	$2,049,304			$2,067,228

INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$379,717	$146	0.15%	$383,474	$50	0.05%
Savings deposits	645,987	1,466	0.91%	615,335	159	0.10%
Time deposits	267,463	1,217	1.82%	290,146	727	1.00%
Federal funds purchased and repurchase agreements	39,709	149	1.50%	49,058	9	0.07%
Federal Home Loan Bank advances	—	—	—%	14,889	72	1.93%
Subordinated debt, net of unamortized issuance costs	29,253	266	3.64%	29,166	266	3.65%
Total interest bearing liabilities	1,362,129	3,244	0.95%	1,382,068	1,283	0.37%
NONINTEREST BEARING LIABILITIES
Demand deposits	486,491			458,343
Other	13,094			16,898
Shareholders’ equity	187,590			209,919
Total liabilities and shareholders’ equity	$2,049,304			$2,067,228
Net interest income (FTE)		$15,623			$13,739
Net yield on interest earning assets (FTE)			3.22%			2.86%

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	March 31 2023	March 31 2022	March 31 2021
PER SHARE
Basic earnings	$0.70	$0.63	$0.68
Diluted earnings	$0.70	$0.62	$0.67
Dividends	$0.28	$0.27	$0.27
Tangible book value	$19.24	$19.56	$21.35
Quoted market value
High	$25.10	$26.00	$22.50
Low	$22.08	$24.50	$19.45
Close (1)	$24.80	$25.85	$21.75
Common shares outstanding (1)	7,540,015	7,542,758	7,958,883
Average number of common shares outstanding	7,556,585	7,533,711	7,969,462
Average number of diluted common shares outstanding	7,634,417	7,639,688	8,088,524
PERFORMANCE RATIOS
Return on average total assets	1.04%	0.92%	1.09%
Return on average shareholders' equity	11.35%	9.02%	9.78%
Return on average tangible shareholders' equity	15.28%	11.72%	12.53%
Net interest margin yield (FTE)	3.22%	2.86%	2.98%
ASSETS UNDER MANAGEMENT (1)
Loans sold with servicing retained	$259,512	$275,556	$298,514
Assets managed by Isabella Wealth	$571,453	$501,829	$454,459
Total assets under management	$2,915,589	$2,838,318	$2,768,405
ASSET QUALITY (1)
Nonaccrual loans	$488	$747	$4,532
Foreclosed assets	$414	$187	$384
Net loan charge-offs (recoveries)	$(9)	$(64)	$(50)
Nonperforming loans to gross loans	0.04%	0.06%	0.38%
Nonperforming assets to total assets	0.05%	0.05%	0.26%
Allowance for credit losses to gross loans	0.99%	0.76%	0.78%
CAPITAL RATIOS (1)
Shareholders' equity to assets	9.27%	9.50%	10.83%
Tier 1 leverage	8.58%	8.12%	8.56%
Common equity tier 1 capital	12.71%	12.83%	13.77%
Tier 1 risk-based capital	12.71%	12.83%	13.77%
Total risk-based capital	15.77%	15.84%	14.54%
(1) At end of period

SUPPLEMENTAL BALANCE SHEET DATA (UNAUDITED)
(Dollars in thousands)

	March 31 2023	December 31 2022	September 30 2022	June 30 2022	March 31 2022
Commercial	$755,595	$744,440	$730,504	$772,567	$727,614
Agricultural	94,760	104,985	96,850	94,726	88,169
Residential real estate	336,186	336,694	334,412	329,795	328,559
Consumer	84,110	78,054	74,385	74,822	74,029
Gross loans	$1,270,651	$1,264,173	$1,236,151	$1,271,910	$1,218,371

	March 31 2023	December 31 2022	September 30 2022	June 30 2022	March 31 2022
Noninterest bearing demand deposits	$478,829	$494,346	$510,127	$488,110	$461,473
Interest bearing demand deposits	383,602	372,155	368,537	370,284	387,187
Savings deposits	662,495	625,734	651,129	635,397	635,195
Certificates of deposit	288,103	251,541	260,741	265,477	279,708
Internet certificates of deposit	499	499	499	598	598
Total deposits	$1,813,528	$1,744,275	$1,791,033	$1,759,866	$1,764,161

	March 31 2023	December 31 2022	September 30 2022	June 30 2022	March 31 2022
U.S. Treasury	$212,086	$208,701	$206,791	$214,474	$218,268
States and political subdivisions	108,719	117,512	114,000	119,649	114,015
Auction rate money market preferred	2,716	2,342	2,479	2,497	2,867
Mortgage-backed securities	37,797	39,070	41,042	45,796	49,578
Collateralized mortgage obligations	200,252	205,728	209,720	167,572	152,441
Corporate	7,080	7,128	7,201	7,602	7,750
Available-for-sale securities, at fair value	$568,650	$580,481	$581,233	$557,590	$544,919

	March 31 2023	December 31 2022	September 30 2022	June 30 2022	March 31 2022
Securities sold under agreements to repurchase without stated maturity dates	$31,995	$57,771	$52,479	$47,247	$51,353
Federal Home Loan Bank advances	—	—	—	10,000	10,000
Subordinated debt, net of unamortized issuance costs	29,267	29,245	29,225	29,203	29,181
Total borrowed funds	$61,262	$87,016	$81,704	$86,450	$90,534

SUPPLEMENTAL STATEMENTS OF INCOME DATA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended March 31
	2023	2022
Service charges and fees
ATM and debit card fees	$1,160	$1,093
Service charges and fees on deposit accounts	611	609
Freddie Mac servicing fee	159	171
Net mortgage servicing rights income (loss)	(36)	264
Other fees for customer services	84	72
Total service charges and fees	1,978	2,209
Wealth management fees	786	754
Earnings on corporate owned life insurance policies	226	210
Net gain on sale of mortgage loans	67	224
Other	236	150
Total noninterest income	$3,293	$3,547

	Three Months Ended March 31
	2023	2022
Compensation and benefits	$6,589	$6,074
Furniture and equipment	1,597	1,450
Occupancy	1,005	966
Other
Audit, consulting, and legal fees	535	549
ATM and debit card fees	400	434
Marketing costs	245	239
Memberships and subscriptions	240	217
FDIC insurance premiums	228	125
Loan underwriting fees	215	182
Director fees	204	201
Donations and community relations	184	287
All other	756	596
Total other noninterest expenses	3,007	2,830
Total noninterest expenses	$12,198	$11,320